EIGHTH RULE 24 CERTIFICATE
                                       SEC FILE NO. 70-7367  EXHIBIT "A"



                        UTILITY CONSTRUCTORS, INC.
                    BALANCE SHEET AT SEPTEMBER 30, 1995
                                (Unaudited)


     ASSETS
          Current Assets:
                Cash                                     $   77,155
                Note Receivable - Intercompany              800,000
                Accounts Receivable -
                    Contracts                               287,239
                    Intercompany                             33,313
                    Miscellaneous                            15,000
                Allowance for Doubtful Accounts            (332,435)
                Materials and Supplies                       17,494
                Prepayments                                 134,041

                                                          1,031,807
                                                         ----------

          Property, Plant and Equipment                     682,246
          Less: Acc. Depr, Depl & Amort                     369,852
                                                         ----------
                                                            312,394
                                                         ----------
          Other Assets:
                Trade receivable - Long Term              2,259,233
                Other                                        32,347
                                                         ----------
                                                          2,291,580

                                                         $3,635,781
                                                         ==========

     LIABILITIES AND STOCKHOLDERS' EQUITY
          Current Liabilities:
                 Accounts Payable -
                    Trade                                $   49,993
                    Intercompany                                 --
                 Dividend Payable                           200,000
                 Note Payable -
                    Intercompany                                 --
                 Other                                      192,388
                 Income Taxes -
                    Federal                              (1,314,047)
                    State                                   (63,065)
                                                         -----------
                                                           (808,601)
                                                         -----------
          Other Liabilities:
                 Accumulated Deferred Income Taxes         (501,837)
                 Def. Credits & Long-Term Liabilities       812,921
                                                         -----------
                                                            311,084
                                                         ----------
         Stockholders' Equity:
                Common Stock, No Par Value
                  Auth, Issued & Outstanding - 1,000 Sh       1,000
                Paid-In-Capital                           5,758,753
                Earnings Reinvested in the Business      (1,626,455)
                                                         ----------
                                                          4,133,298
                                                         ----------
                                                        $ 3,635,781
                                                        ===========